As filed with the Securities and Exchange Commission on January 14, 2019

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGIZER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Missouri	36-4802442
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(314) 985-2000

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Timothy W. Gorman

Executive Vice President and Chief Financial Officer

Energizer Holdings, Inc.

533 Maryville University Drive

St. Louis, Missouri 63141

(314) 985-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

R. Randall Wang, Esq.

Taavi Annus, Esq.

Bryan Cave Leighton Paisner LLP

One Metropolitan Square

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

(314) 259-2000

Fax: (314) 552-8149

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee
Common Stock
Preferred Stock	(1)(2)(3)	$0 (2)
Depositary Shares
Warrants
Purchase Contracts
Rights
Units

(1)

An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. The securities may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling security holders to be identified in the future.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

ENERGIZER HOLDINGS, INC.

533 Maryville University Drive,

St. Louis, Missouri 63141

(314) 985-2000

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Rights

Units

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

We will provide specific terms of any offering in supplements to this prospectus. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the names of any underwriters, the specific terms of the plan of distribution, the underwriter’s discounts and commissions, and the terms of any overallotment options.

Our common stock is listed on the New York Stock Exchange under the symbol “ENR.”

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus and under ‘Risk Factors” included in our Annual Report on Form 10-K.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or such security holders offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in this prospectus, any supplement to this prospectus, or any free writing prospectus that we authorize. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus, any supplement to this prospectus, or any free writing prospectus that we authorize, is accurate at any date other than the date indicated on the cover page of such document or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

Unless the context otherwise requires, in this prospectus “Energizer,” “we,” “us,” “our” and “ours” refer to Energizer Holdings, Inc. and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 16, 2018 and in the other documents incorporated by reference into this prospectus (which risk factors are incorporated by reference herein), as well as the additional risk factors and other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

ENERGIZER HOLDINGS, INC.

Energizer Holdings, Inc., a Missouri corporation organized on January 9, 2015, through our operating subsidiaries, is one of the world’s largest manufacturers, marketers and distributors of household batteries, specialty batteries and lighting products, and a leading designer and marketer of automotive fragrance and appearance products.

Our principal corporate and executive offices are located at 533 Maryville University Drive, St. Louis, Missouri 63141 (telephone number 314-985-2000).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at http://www.energizer.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus (SEC File No. 001-36837):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed with the SEC on November 16, 2018;

•

our Current Reports on Form 8-K, filed with the SEC on November 15, 2018 (Film No. 181188121), December 17, 2018, January 2, 2019 (together with an amendment filed with the SEC on January 14, 2019); and

•

the description of our common stock contained in our Registration Statement on Form 10, as amended, declared effective on June 1, 2015, provided under the heading “Description of New Energizer Capital Stock” in the information statement attached as Exhibit 99.1 to our Registration Statement on Form 10, together with the descriptions of amendments to our organizational documents filed with our Current Reports on Form 8-K, filed with the SEC on January 31, 2017, January 29, 2018, and any other amendments or reports filed with the SEC for the purpose of updating such description.

We encourage you to read our SEC reports, as they provide additional information about us which prudent investors find important. We will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus at no charge upon request in writing or by telephone to Energizer Holdings, Inc., Attn: Corporate Secretary, 533 Maryville University Drive, St. Louis, Missouri 63141, telephone: (314) 985-2000.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of any securities offered by us for general corporate purposes. Such general corporate purposes may include working capital additions, investments in or extensions of credit to our subsidiaries, capital expenditures, stock repurchases, debt repayment or financing for acquisitions. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference contain both historical and forward-looking statements. Statements in this document and the documents incorporated by reference that are not historical may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of Energizer. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” likely,” “will,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.

The risk factors set forth or incorporated by reference above in the section entitled “Risk factors” could affect future results, causing our results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included or incorporated by reference in this document are only made as of the date of this document or the respective document incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. See “Where You Can Find More Information” above.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	any proposed acquisition may not be completed on the anticipated terms and timing or at all;

•

required regulatory approvals for any such acquisition, including antitrust approvals, are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed acquisition or cause the parties to abandon the proposed acquisition,

•	a condition to closing of any proposed acquisition may not be satisfied;

•	potential adverse reactions or changes to business relationships resulting from the announcement or completion of recently completed or proposed acquisitions;

•	the ability to obtain or consummate financing or refinancing related to recently completed or proposed acquisitions upon acceptable terms or at all;

•	risks associated with third party contracts containing consent and/or other provisions that may be triggered by recently completed or proposed acquisitions;

•	negative effects of the announcement or the consummation of recently completed or proposed acquisitions on the market price of Energizer’s common stock;

•

the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of Energizer’s operations after the consummation of any such acquisitions and on the other conditions to the completion of any proposed acquisition;

•	the risks and costs associated with, and the ability of Energizer to, integrate the businesses successfully and to achieve anticipated synergies;

•	the risk that disruptions from recently completed or proposed acquisitions will harm Energizer’s business, including current plans and operations;

•	market and economic conditions;

•	market trends in the categories in which we compete;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

•

our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	our ability to improve operations and realize cost savings;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the impact of raw materials and other commodity costs;

•

the impact of legislative changes or regulatory determinations or changes by federal, state and local, and foreign authorities, as well as the impact of potential changes to tax laws, policies and regulations;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•

our ability to acquire and integrate businesses, and to realize the projected results of acquisitions, including our ability to achieve the anticipated cost savings, synergies, and other anticipated benefits;

•	the impact of advertising and product liability claims and other litigation; and

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt.

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this document and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and the provisions of our Third Amended and Restated Articles of Incorporation (our “articles of incorporation”) and Third Amended and Restated Bylaws (our “bylaws”). It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law or GBCL. Since the terms of our articles of incorporation, bylaws, and Missouri law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC as described under the heading “Where You Can Find More Information.”

General

Energizer’s authorized capital stock consists of 310 million shares, of which:

•	300 million shares are designated as common stock, par value $.01 per share; and

•	10 million shares are designated as preferred stock, par value $.01 per share.

As of January 4, 2019, Energizer had 59,899,061 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

On November 15, 2018, we entered into a definitive Acquisition Agreement (the “Auto Care Acquisition Agreement”) with Spectrum Brands Holdings, Inc., a Delaware corporation (“Spectrum”), pursuant to which we agreed to acquire from Spectrum (the “Auto Care Acquisition”) its global auto care business (the “Acquired Auto Care Business”) for a purchase price of $937.5 million in cash, subject to adjustments described in the Acquisition Agreement (the “Cash Purchase Price”), plus 5,278,921 shares of common stock, which is subject to certain adjustments and represents the number of shares equal to $312,500,000 divided by the volume-weighted average sales price per share of our common stock for the 10 consecutive trading days immediately preceding the date of the Auto Care Acquisition Agreement, all as more specifically described in the Auto Care Acquisition Agreement.

The holders of our capital stock have no preemptive rights to purchase or subscribe for any stock or other securities and have no right to cumulative voting in the election of directors or for any other purpose.

Common Stock

The holders of our common stock are entitled to one vote per share of common stock held by such holder on all matters to be voted on by shareholders, including the election of directors. Generally, all matters on which shareholders vote must be approved by the affirmative vote of the holders of shares constituting a majority of the voting power represented at the meeting and entitled to vote on the subject matter, unless the vote of a greater number of shares is required by our articles of incorporation or bylaws, subject to any voting rights granted to holders of any preferred stock.

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up Energizer, to share ratably in all remaining assets after we pay liabilities. There are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law.

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”). Information about Broadridge may be obtained at (866) 741-8213. Our common stock is listed on the NYSE under the symbol “ENR”.

Preferred Stock

The following is a description of general terms and provisions of the preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All of the terms of the preferred stock are, or will be, contained in our articles of incorporation or in one or more certificates of designation relating to each series of the preferred stock, which will be filed with the SEC at or prior to the issuance of the series of preferred stock, and will be available as described under the heading “Where You Can Find More Information.”

Under the terms of our articles of incorporation, our board of directors is authorized, subject to limitations prescribed by Missouri law and our articles of incorporation, to issue up to 10 million shares of preferred stock from time to time in one or more series without further action by the holders of our common stock. Our board of directors has the discretion, subject to limitations prescribed by Missouri law and by our articles of incorporation, to determine the designations, preferences, conversion, relative, participating, optional and other rights, voting powers, restrictions, and limitations as to dividends, qualifications and terms and conditions of redemption of each series of preferred stock.

Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company even if such transaction or change of control involves a premium price for our shareholders or our shareholders believe that such a transaction or change of control may be in their best interests.

Our board of directors is expressly authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series, the following information:

•	the distinctive serial designation of such series and the number of shares constituting such series;

•

the dividend rate, if any, on shares of such series, whether and the extent to which dividends will be cumulative or non-cumulative, the relative rights of priority, if any, of payment of any dividends, and the time at which and the terms and conditions on which any dividends will be paid;

•

whether the shares of such series will be redeemable or purchasable and, if so, the terms and conditions of such redemption or purchase, including the date or dates upon and after which such shares will be redeemable or purchasable and the amount per share payable in case of redemption or purchase, which amount may vary under different conditions and at different redemption or purchase dates;

•	the obligation, if any, of Energizer to retire shares of such series pursuant to a sinking fund and the terms and conditions of any such sinking fund;

•

whether the shares of such series will be convertible into, and exchangeable for, shares of stock of any other series, class or classes, now or hereafter authorized, and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	whether the shares of such series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•

the rights of the holders of shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of Energizer and the relative rights or priority, if any of such holders with respect thereto; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

Before we issue any shares of preferred stock of any series, a certificate setting forth a copy of the resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such series, and the number of shares of preferred stock of such series, authorized by our board of directors to be issued will be made and filed in accordance with applicable law and set forth in the applicable prospectus supplement.

Voting Rights. Except as indicated in the applicable prospectus supplement or other offering material and subject to provisions in our articles of incorporation relating to the rights of our common stock, the holders of voting preferred stock will be entitled to one vote for each share of preferred stock held by them on all matters properly presented to shareholders. Except as otherwise provided in the amendment to our articles of incorporation or the directors resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Missouri law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, amendments to the articles of incorporation which adversely affect those shares require a vote of the class or series of which such shares are a part, including amendments which would:

•	increase or decrease the aggregate number or par value of authorized shares of the class or series;

•	create a new class of shares having rights and preferences prior or superior to the shares of the class or series;

•	increase the rights and preferences, or the number of authorized shares, of any class having rights and preferences prior to or superior to the rights of the class or series; or

•	alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

Dividend Rights. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series.

Rights upon Liquidation. The preferred stock may have priority over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution, or winding up, and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. If upon any liquidation, dissolution or winding up, our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets will be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

Redemption. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement or other offering material relating to the series.

Conversion or Exchange. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement or other offering material.

Preemptive Rights. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to subscribe to or purchase shares of any class or series of stock, now or hereafter authorized, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe to, shares of any series, now or hereafter authorized.

Our operations are primarily conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial condition, results of operations, cash requirements and other related factors. Our subsidiaries may also be subject to restrictions on dividends and other distributions. In addition, the instruments governing our debt obligations may limit our ability to pay dividends on preferred stock.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of Energizer, making removal of the management of Energizer difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

As described under “Description of Depositary Shares,” we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing an interest, to be specified in the applicable prospectus supplement for the particular series of the preferred stock, in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. All shares of preferred stock offered by this prospectus, or issuable upon conversion, exchange or exercise of securities, will, when issued, be fully paid and non-assessable.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the NYSE and Missouri law, for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions, and employee benefit plans and equity grants. The existence of unissued and unreserved common stock and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of Energizer by means of a proxy contest, tender offer, merger or otherwise. We will not solicit approval of our shareholders for issuance of common stock or preferred stock unless our board of directors believes that approval is advisable or is required by applicable stock exchange rules or Missouri law.

Limitation on Liability of Directors; Indemnification

Missouri law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties as directors subject to specified exceptions. Our articles of incorporation limit the liability of our directors, officers and employees to Energizer and its shareholders to the maximum extent permitted by Missouri law.

Our articles of incorporation provide that Energizer will indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of Energizer) who at any time is serving or has served as a director, officer, or employee of Energizer against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of Energizer, or service at the request of Energizer (which request need not be in writing) as a director, officer, employee, member, or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law unless the conduct of such person underlying the proceeding in question has been finally adjudicated to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct, or unless Energizer is otherwise prohibited by law from providing such indemnification. Without limiting the generality of the foregoing, Energizer will indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of Energizer), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of Energizer) by reason of such service or any service on behalf of Energizer while also serving as a director, officer or employee against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

We have entered into indemnification contracts with our directors and officers. Pursuant to those agreements, we have agreed to indemnify the directors and officers to the fullest extent permitted by the GBCL. The agreements also provide for the advancement of expenses of defending any civil or criminal action, claim, suit or proceeding against the director or officer and for repayment of such expenses by the director or officer if it is ultimately judicially determined that the director or officer is not entitled to such indemnification.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors, officers and employees and may discourage or deter Energizer or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Energizer and its shareholders.

Anti-Takeover Provisions in the Energizer Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Missouri law could have the following effects, among others:

•	delaying, deferring or preventing a change of control of Energizer;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Directors, and Not Shareholders, Fix the Size of the Board of Directors. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three nor more than fifteen directors. In accordance with our bylaws, our board of directors has fixed the number of directors at eleven.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of a majority of Energizer’s voting stock, voting together as a single class, at a special meeting of shareholders called expressly for that purpose (in addition to any required class or other vote).

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason prior to the expiration of the term in which the vacancy occurs will by filled by a majority of the remaining directors, even if less than a quorum. Any replacement director so elected will hold office for a term expiring at the next annual meeting of shareholders held immediately following such person being elected to fill the vacancy, and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, shareholder action by written consent must be unanimous by all of the shareholders entitled to vote with respect to the subject matter thereof.

Limitations on the Right to Call Special Meetings. Our articles of incorporation and bylaws provide that special meetings may be called by the affirmative vote of holders of a majority of Energizer’s voting stock, in addition to the board of directors or the chairman or president. However, our Secretary is not required to call a special meeting pursuant to a valid request by a shareholder if our board of directors calls an annual or special meeting of shareholders to be held not later than 60 days after the date on which such shareholder request has been delivered to our Secretary or such shareholder request (i) contains an identical or substantially similar item to an item that was presented at any meeting of shareholders held within 120 days prior to the date such shareholder request was delivered to our Secretary, (ii) relates to an item of business that is not a proper subject for action by the party requesting the special meeting of shareholders, (iii) was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or (iv) does not comply with the provisions of Article I of our bylaws.

Advance Notice for Shareholder Proposals. Our bylaws contain provisions requiring that advance notice be delivered to Energizer of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event that the date of the meeting is more than 30 days before or more than 60 days after such date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the seventh day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of the bylaws or applicable law.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including business combination and takeover bid disclosure statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board of directors on or before the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•

the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of Energizer’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board of directors prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Missouri commissioner of securities.

DESCRIPTION OF DEPOSITARY SHARES

The description of certain provisions of any deposit agreement and any related depositary shares and depositary receipts in this prospectus and in any prospectus supplement are summaries of the material provisions of that deposit agreement and of the depositary shares and depositary receipts. These descriptions do not include all of the terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any depositary shares and depositary receipts in more detail; and we urge you to read the applicable prospectus supplement and the deposit agreement because they, and not our summaries and descriptions, will define your rights as holders of the depositary shares and depositary receipts. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. For more information, please review the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock, which will be filed with the SEC promptly after the offering of that series of preferred stock and will be available as described under the heading “Where You Can Find More Information.”

General

We may elect to have shares of preferred stock represented by depositary shares. The shares of any series of the preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company that we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•

the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts:

○	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale, or

○	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “ —Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under separate warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	terms relating to the currency or currencies, in which the prices of the warrants may be payable;

•

the designation, number and terms common stock, preferred stock or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, terms relating to the currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; any terms relating to the modification of the warrants;

•	a discussion of material federal income tax considerations, if applicable; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not include all of the terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable prospectus supplement and the warrant agreement because they, and not our summaries and descriptions, will define your rights as holders of the warrants or warrant units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the warrants or warrant units being offered. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of shares of our common stock, preferred stock, depositary shares, rights, or warrants at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. The payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts we are offering will describe the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

•	the stated amount a holder will be obligated to pay in order to purchase our common stock, preferred stock, depositary shares, rights, or warrants or the formula to determine such amount;

•

the settlement date or dates on which the holder will be obligated to purchase the securities. The prospectus supplement will specify whether certain events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•

the settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of a purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic. Purchase contracts may include anti-dilution provisions to adjust the number of securities to be delivered upon the occurrence of specified events;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our depositary shares, preferred securities, common stock, warrants, rights, or government securities;

•	the terms of any pledge arrangement relating to any underlying securities; or

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not include all of the terms of those agreements and may not contain all the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase contract units in more detail; and we urge you to read the applicable prospectus supplement and the relevant agreements because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase contract units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the purchase contracts or purchase contract units being offered. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of purchase contracts or purchase contract units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock, depositary shares, purchase contracts, or warrants. These rights may be issued independently or together with any other security and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each shareholder;

•	the exercise price payable for each share of common stock, preferred stock, depositary shares, purchase contracts, or warrants upon the exercise of the rights;

•	the number and terms of the shares of common stock, preferred stock, depositary shares, purchase contracts, or warrants which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights.

The descriptions of the rights and any applicable underlying security in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not include all of the terms of those agreements and may not contain all the information that you may find useful. The applicable prospectus supplement will describe the terms of any rights and any applicable underlying security in more detail; and we urge you to read the applicable prospectus supplement and the relevant agreements because they, and not our summaries and descriptions, will define your rights as holders of the rights and any applicable underlying security. The applicable prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the rights and any applicable underlying security being offered. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of rights and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We or any selling security holder may sell any of the securities being offered by this prospectus in any one or more of the following ways from time to time:

•	through agents or dealers;

•	to or through underwriters;

•	directly by us or by any selling security holder to purchasers; or

•	through a combination of any of these methods.

We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Bryan Cave Leighton Paisner LLP, St. Louis, Missouri.

EXPERTS

The financial statements of Energizer Holdings, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended September 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The combined balance sheets of Spectrum Brands Global Batteries and Lights Division as of September 30, 2018 and 2017, and the related combined statements of income, comprehensive income, net parent investment, and cash flows for each of the years in the three-year period ended September 30, 2018, incorporated in this prospectus by reference to the amendment to our Current Report on Form 8-K, filed with the SEC on January 14, 2019, in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined balance sheets of the Spectrum Brands Global Auto Care Division as of September 30, 2018 and 2017, and the related combined statements of income, comprehensive income, net parent investment, and cash flows for each of the years in the three-year period ended September 30, 2018, incorporated in this prospectus by reference to the amendment to our Current Report on Form 8-K, filed with the SEC on January 14, 2019, in reliance of the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. Other than the SEC registration fee, all the amounts listed are estimates.

SEC Registration Fee	$(1)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Printing and Engraving Expenses	(2)
Miscellaneous Expenses	(2)

Total	(2)

(1)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).
(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of securities cannot be estimated.

Item 15. Indemnification of Directors and Officers.

Our articles of incorporation provide that Energizer will indemnify each person (other than a party plaintiff suing on his or her own behalf or in the right of the Energizer) who at any time is serving or has served as a director, officer or employee of Energizer against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of Energizer, or service at the request of Energizer (which request need not be in writing) as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law unless the conduct of such person underlying the proceeding in question has been finally adjudged to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct, or unless Energizer is otherwise prohibited by law from providing such indemnification. Without limiting the generality of the foregoing, Energizer will indemnify any such person (other than a party plaintiff suing on his or her behalf or in the right of Energizer) who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of Energizer) by reason of such service or any service on behalf of Energizer while also serving as a director, officer or employee against expenses (including, without limitation, costs of investigation and attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Our articles of incorporation expressly authorize us to carry directors’ and officers’ insurance to protect Energizer, its directors, officers, employees or agents for some liabilities.

Directors, officers and employees of Energizer will be permitted to rely on the indemnification rights set forth in our articles of incorporation as a binding contract with Energizer. Energizer has entered into indemnification agreements with its directors and officers, pursuant to which Energizer has agreed to indemnify its directors and officers to the fullest extent authorized or permitted by Missouri law insofar as the underlying matter, liability or expense relates to such director or officer by reason of the fact that such person is, was or at any time becomes a director, officer, employee or agent of Energizer, or is or was serving or at any time serves at the request of Energizer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The agreements also provide for the advancement of expenses of investigating, prosecuting, preparing to defend, defending, participating or serving or preparing to serve and serving as a witness in any civil, arbitrative, criminal, administrative, or investigative action, claim, suit or proceeding to which the director or officer is, was or at any time becomes a director, officer, employee or agent of Energizer, or is or was serving or at any time serves at the request of Energizer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and for repayment of such expenses by the director or officer if it is ultimately judicially determined that the director or officer is not entitled to such indemnification.

Missouri law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties as directors subject to specified exceptions. Our articles of incorporation include such an exculpation provision.

The foregoing represents a summary of the general effect of the indemnification provisions of the Missouri law, our articles of incorporation and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the Missouri General Business and Corporation Law, the our articles of incorporation and any pertinent agreements.

Item 16. Exhibits

EXHIBIT INDEX

Incorporated by Reference Herein
Exhibit Number	Description	Reference	Date Filed

1.1	Form of Underwriting Agreement (Common Stock)*

1.2	Form of Underwriting Agreement (Preferred Securities)*

1.3	Form of Underwriting Agreement (Depositary Shares)*

1.4	Form of Underwriting Agreement (Purchase Contracts)*

1.5	Form of Underwriting Agreement (Units)*

1.6	Form of Underwriting Agreement (Warrants)*

1.7	Form of Underwriting Agreement (Rights)*

3.1	Third Amended and Restated Articles of Incorporation of Energizer Holdings, Inc.	Exhibit 3.1 to Form 8-K	January 29, 2018

3.2	Third Amended and Restated Bylaws of Energizer Holdings, Inc., dated as of January 29, 2018	Exhibit 3.2 to Form 8-K	January 29, 2018

4.2	Form of Purchase Contract Agreement and Units*

4.3	Form of Pledge Agreement for Purchase Contract and Units*

4.4	Form of Preferred Stock — Any amendment to Energizer’s Articles of Incorporation authorizing the creation of any series of Preferred Stock or Depositary Shares representing such shares of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.*

4.5	Form of Deposit Agreement for Depositary Shares (including form of depositary receipt)*

4.6	Form of Warrant Agreement (including form of warrant certificate)*

4.7	Form of Rights Agreement (including form of rights certificate)*

4.8	Form of Unit Agreement (including form of unit certificate)*

5.1	Opinion of Bryan Cave Leighton Paisner LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP (with respect to the financial statements of the Acquired Battery Business)

23.3	Consent of KPMG LLP (with respect to the financial statements of the Acquired Auto Care Business)

23.4	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement)

*	Indicates document to be filed as an exhibit to a report on Form 8-K, Form 10-Q or Form 10-K pursuant to Item 601 of Regulation S-K and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that: paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That it will supplement the prospectus, after the expiration of any subscription period of an offering of securities to existing security holders, to set forth the results of such subscription offering, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof, whether to the public or otherwise. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus supplement relating to such subscription offering, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Town and Country, Missouri, on the 14th day of January, 2019.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Name:	Timothy W. Gorman
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan R. Hoskins, Timothy W. Gorman, Emily K. Boss and any one or more of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan R. Hoskins Alan R. Hoskins	President, Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2019

/s/ Timothy W. Gorman Timothy W. Gorman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 14, 2019

/s/ Patrick J. Moore Patrick J. Moore	Chairman of the Board of Directors	January 14, 2019

/s/ Bill G. Armstrong Bill G. Armstrong	Director	January 14, 2019

/s/ Cynthia J. Brinkley Cynthia J. Brinkley	Director	January 14, 2019

/s/ Kevin J. Hunt Kevin J. Hunt	Director	January 14, 2019

/s/ James C. Johnson James C. Johnson	Director	January 14, 2019

Signature	Title	Date

/s/ John E. Klein John E. Klein	Director	January 14, 2019

/s/ W. Patrick McGinnis W. Patrick McGinnis	Director	January 14, 2019

/s/ J. Patrick Mulcahy J. Patrick Mulcahy	Director	January 14, 2019

/s/ Nneka Rimmer Nneka Rimmer	Director	January 14, 2019

/s/ Robert V. Vitale Robert V. Vitale	Director	January 14, 2019